Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned, Linda Bain, hereby constitutes and appoints Christian Itin and Matthias Alder, and each of them, her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form F-1 (File No. 333-224720) together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

/s/ Linda Bain
Linda Bain

June 18, 2018